EXHIBIT 99.1

IMMEDIATE RELEASE
Contact:
Jason Spark
Managing Director, Canale Communications Inc.
jason@canalecomm.com
619-849-6005

aTyr Pharma Announces Leadership Transition

SAN DIEGO – October 15, 2018 – aTyr Pharma, Inc. (Nasdaq: LIFE), a biotherapeutics company engaged in the discovery and development of innovative medicines based on novel immunological pathways, today announced the resignation of David J. King, Ph.D. as Chief Scientific Officer of aTyr, effective as of December 31, 2018.  Dr. King will be pursuing an opportunity as a founder of a private biotechnology company in a non-competitive area and in biology distinct from aTyr.  Through the end of the year, Dr. King will assist in transition activities and recruitment of new leadership to continue aTyr’s research efforts.  Dr. King will continue to serve as a scientific consultant for aTyr into 2019.

“Our team has made tremendous progress in elucidating this new area of biology and laying the groundwork for potential therapeutic applications. I’m happy to have been a part of the advancement of tRNA synthetase biology, particularly our identification of the neuropilin-2 receptor for ATYR1923 and the expanding knowledge of the role of that receptor,” said Dr. King.  “I’m leaving aTyr to pursue a life-long goal of founding a company.  I am privileged to have worked with the tremendously talented aTyr team and remain very enthusiastic about the company’s science and the potential benefit of ATYR1923 for patients.”

“On behalf of aTyr, I would like to thank David for his efforts and scientific leadership over the past two years, and we are pleased that he will remain with us as an advisor following this transition,” said Sanjay Shukla, M.D., M.S., president and CEO of aTyr Pharma. “Over the coming months, David and I will work closely together to implement this transition in an effective manner.”

About aTyr

aTyr is a biotherapeutics company engaged in the discovery and development of innovative medicines based on novel immunological pathways.  aTyr’s research and development efforts are concentrated on a newly discovered area of biology, the extracellular functionality of tRNA synthetases. aTyr has built a global intellectual property estate directed to a potential pipeline of protein compositions derived from 20 tRNA synthetase genes.  aTyr is focused on the therapeutic translation of the Resokine pathway, comprised of extracellular proteins derived from the histidyl tRNA synthetase gene family. ATYR1923 is a clinical-stage product candidate which binds to the neuropilin-2 receptor and is designed to down-regulate immune engagement in interstitial lung diseases and other immune-mediated diseases.  For more information, please visit http://www.atyrpharma.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Litigation Reform Act. Forward-looking statements are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions.  We intend these forward-looking statements to be covered by such safe harbor provisions for forward-looking statements and are making this statement for purposes of complying with those safe harbor provisions.  These forward-looking statements, including statements regarding the potential therapeutic benefits and applications of our product candidates; our ability to successfully advance our product candidates and accomplish certain development goals; and the scope and strength of our intellectual property portfolio.  These forward-looking statements also reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made.  Although we believe that our plans, intentions, expectations, strategies and prospects, as reflected in or suggested by these forward-looking statements, are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved.  Furthermore, actual results may differ materially from those described in these forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, risks associated with the discovery, development and regulation of our product candidates, the risk that we may cease or delay preclinical or clinical development activities for any of our existing or future product candidates for a variety of reasons (including difficulties or delays in patient enrollment in planned clinical trials), and the risk that we may not be able to raise the additional funding required for our business and product development plans, as well as those risks set forth in our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and in our other SEC filings.  Except as required by law, we assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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